U.S. Securities and Exchange Commission Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 31, 2002


                                  RENTECH, INC.

          (Exact name of registrant as specified in its charter)

Colorado                         0-19260             84-0957421
(State of incorporation)   (Commission File Number)  (IRS Employer
                                                     Identification No.)

1331 17th Street, Suite 720, Denver, Colorado        80202
(Address of principal executive offices)             Zip Code)

                                (303) 298-8008

(Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)


Item 5.  Other Events and Regulation FD Disclosure.

     Rentech owns 56 percent of Ren Corporation, which produces automated systems that test equipment produced by manufacturers of industrial equipment. A judgment was entered on October 31, 2002 in the civil action Ren Corporation brought against Case Corporation to collect an account receivable. The contract had been awarded in January 1998, before Rentechs acquisition of its interest. The judgment, entered in the US. District Court for Oklahoma, denied Ren's collection claim and awarded judgment in favor of Case Corporation on its claim against Ren for a breach of a condition of the contract. The judgment is in the amount of $325,795 plus costs and interest. Ren intends to appeal the judgment. Judgment amounts payable after appeal, if any, are payable out of the 44 percent of Ren Corporation that is not owned by Rentech.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             RENTECH, INC.

                         By: (signature)

                             -------------------------------------
                             Ronald C. Butz
                             Vice President and Chief Operating Officer

Date:  November 11, 2002